UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 12, 2018

CA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9247	13-2857434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code))

(800) 225-5224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On September 12, 2018, CA, Inc. (“CA”) held a special meeting of stockholders (the “Special Meeting”) at the Warwick New York Hotel, located at 65 W 54th Street, New York, NY 10019, at 10:00 a.m., Eastern time.

As of the record date, August 9, 2018, there were 418,165,884 shares of common stock of CA issued, outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 346,382,032 shares, or approximately 82.8% of all outstanding shares of common stock, were present either in person or by proxy. Three matters were voted upon at the Special Meeting, with the Board of Directors of CA unanimously recommending a vote “FOR” each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2018 (the “Definitive Proxy Statement”) and mailed to CA’s stockholders on or about August 10, 2018.

Proposal 1 (the “Merger Proposal”) was to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 11, 2018 (as it may be amended or modified from time to time, the “Merger Agreement”), by and among CA, Broadcom Inc. (“Broadcom”), and Collie Acquisition Corp., a wholly-owned subsidiary of Broadcom (“Merger Sub”), pursuant to which Merger Sub will be merged with and into CA (the “Merger”) and CA will become a wholly-owned subsidiary of Broadcom.

Proposal 2 (the “Adjournment Proposal”) was to consider and vote on a proposal to postpone or adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, but such adjournment was deemed unnecessary.

Proposal 3 (the “Executive Compensation Proposal”) was to consider and vote on a proposal to approve, by non-binding advisory vote, certain compensation that will or may become payable by CA to its named executive officers in connection with the Merger.

The Merger Proposal, the Adjournment Proposal and the Executive Compensation Proposal were approved and adopted. Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

The table below shows the final voting results from the Special Meeting.

	For	Against	Abstained	Broker Non-Votes
Proposal 1 – The Merger Proposal	344,068,295	762,209	1,551,528	0
Proposal 2 – The Adjournment Proposal	324,711,685	20,262,250	1,408,097	0
Proposal 3 – The Executive Compensation Proposal	331,167,839	13,204,537	2,009,656	0

Subject to customary closing conditions, the Merger is expected to close in the fourth calendar quarter of 2018.

Item 8.01	Other Events.

On September 12, 2018, CA issued a press release announcing the results of the Special Meeting. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CA, INC.

Date: September 12, 2018	By:	/s/ Ava M. Hahn

	Name:	Ava M. Hahn
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer